Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Michael Lin	Mr. Crocker Coulson
Vice President, Investor Relations	President
China Public Security Technology, Inc.	CCG Elite Investor Relations
Tel: +1-949-743-0868	Tel: +1-646-213-1915 (NY office)
Email: mlin@chinacpby.com	Email: crocker.coulson@ccgir.com

FOR IMMEDIATE RELEASE

China Public Security Technology Enters Into Agreement
for up to $40 Million Private Placement

SHENZHEN CITY, China, October 25, 2007 – China Public Security Technology, Inc., (OTC Bulletin Board: CPBY.OB) ("China Public Security" or the "Company"), a leading provider of public security information technology and Geographic Information Systems ("GIS") software services, today announced that it has entered into a Securities Purchase Agreement with institutional investors pursuant to which China Public Security agreed to issue and sell up to 5,000,000 shares of common stock at a purchase price of $8.00 per share, for gross proceeds of up to $40 million. The net proceeds of the offering will be used for the expansion of current business, for potential acquisitions and for working capital. The Company anticipates closing the transaction prior to November 8, 2007.

"We are pleased with the high level of interest in the Company shown in connection with this offering," remarked Mr. Jiang Huai Lin, CEO of China Public Security. "We expect that this round of financing will enable us to pursue our growth strategy and better position our company to tap the growing market for public security IT solutions in China."

The common stock issued in the private placement has not been registered under the Securities Act of 1933, as amended, and may not be subsequently offered or sold by the investors in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements. China Public Security has agreed to file a registration statement covering the resale by the investors of the common stock issued in the private placement.

For more detailed information on the financing referred to in this release, see the Company's Current Report on Form 8-K which will be filed with the Securities and Exchange Commission on or about October 25, 2007.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About China Public Security Technology, Inc.

Through its wholly-owned Chinese subsidiary, CPST is focused on the development and implementation of large scale, high-tech, public security and Geographic Information System (GIS) related projects. The Company provides a broad portfolio of fully integrated solutions and services, including public security information technology (First Responder Coordination Platform, Intelligent Border Control and Intelligent Security Surveillance), Geographic Information System (Police-use GIS and Civil-use GIS), and e-Government Platform services, software sales and maintenance. Through its exclusive contractual arrangement with Shenzhen iASPEC Software Engineering Company Limited (iASPEC), CPST has the licenses to 16 registered and copyrighted software applications in China, and acts as iASPEC’s exclusive subcontractor to all its customers. To learn more about the Company, please visit the corporate website at http://www.chinacpby.com.

10/25/2007 China Public Security Private Placement Technology, Inc. Enters in to Private Placement	2

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Public Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding: the business strategy, plans and objectives of the Company and its subsidiaries; the ability of the Company to achieve its commercial objectives, including tapping the growing market for public security IT solutions in China; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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